UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 21, 2007

SPX CORPORATION

(Exact Name of Registrant as specified in Charter)

Delaware	1-6948	38-1016240
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

New Senior Credit Facilities

On September 21, 2007, SPX Corporation (“we,” “our” or “us”) entered into new senior credit facilities with The Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent,  and the lenders party thereto.

Borrowers; Amounts and Final Maturities.  The new senior credit facilities provide for committed senior secured financing of US$2.3 billion, consisting of the following:

•                  a five year term loan facility in an aggregate principal amount of US$750 million,

•                  a five year global revolving credit facility, available for loans in Euro, Sterling and other currencies, in an aggregate principal amount equivalent of up to US$200 million,

•                  a five year domestic revolving credit facility, available for loans and letters of credit, in an aggregate principal amount of up to US$400 million, and

•                  a five year foreign credit instrument facility, available for performance letters of credit and bank undertakings in various currencies, in an aggregate principal amount of up to the equivalent of US$950 million.

We may also seek additional commitments in the future from new or current lenders for incremental term loan facilities or increases in commitments in respect of the global revolving credit facility, the domestic revolving credit facility and/or the foreign credit instrument facility by up to an aggregate principal amount of US$400 million, without the need for consent from the existing lenders.

We are the borrower under the term and revolving loan facilities, and certain of our foreign subsidiaries are (and others may in the future become) borrowers under the global revolving credit facility and the foreign credit instrument facility.

Conditions Precedent.  All borrowings and other extensions of credit under our new senior credit facilities are subject to the satisfaction of customary conditions, including absence of defaults and accuracy in material respects of representations and warranties.

Use of Proceeds.  The proceeds of the term loan facility and the revolving loan facility will be used (i) to refinance our existing senior secured credit facility and (ii) for working capital, capital expenditures, permitted acquisitions, permitted stock repurchases and other lawful corporate purposes. The letters of credit under the domestic revolving credit facility will be stand-by  letters of credit requested by any borrower on behalf of itself or any of its subsidiaries. The foreign credit instrument facility will be used to issue foreign credit instruments, including bank undertakings to support our foreign operations.

Interest and Fees.  The interest rates applicable to loans under our new senior credit facilities will be, at our option, equal to either an alternate base rate (prime) or an adjusted Eurodollar bank deposit rate plus, in each case, an applicable margin percentage, which varies based on our Consolidated Leverage Ratio (as defined in the credit agreement generally as the ratio of consolidated total debt at the date of determination to consolidated adjusted EBITDA for the four fiscal quarters ended on such date).  We may elect interest periods of one, two, three or six months for Eurodollar borrowings.  The interest rate margins applicable to Eurodollar and base rate loans, the commission rates for foreign credit instruments and the commitment fee rate are (all on a per annum basis) as follows:

Consolidated Leverage Ratio	Domestic Revolving Commitment Fee	Global Revolving Commitment Fee	Letter of Credit Fee	Foreign Credit Commitment Fee	Foreign Credit Instrument Fee	LIBO Rate Loans	ABR Loans
< 1.0 to 1.0	0.175%	0.175%	0.875%	0.175%	0.65625%	0.875%	0.00%
> 1.0 to 1.0 but < 1.5 to 1.0	0.20%	0.20%	1.00%	0.20%	0.75%	1.00%	0.00%
> 1.5 to 1.0 but < 2.0 to 1.0	0.25%	0.25%	1.25%	0.25%	0.9375%	1.25%	0.25%
> 2.0 to 1.0 but < 3.0 to 1.0	0.30%	0.30%	1.50%	0.30%	1.125%	1.50%	0.50%
> 3.0 to 1.0	0.35%	0.35%	1.75%	0.35%	1.3125%	1.75%	0.75%

Until we deliver financial statements for period ending September 30, 2007, the Consolidated Leverage Ratio for the purposes of the pricing grid shall be deemed to be between 1.00 to 1.00 and 1.50 to 1.00.

We have agreed to pay various fees with respect to the new senior credit facilities, including:

•                  commitment fees on the average daily unused amount of the commitment under each of the global revolving credit facility and the domestic revolving credit facility  at the rate indicated above;

•                  fees to the domestic revolving lenders with respect to their participations in outstanding letters of credit equal to the applicable margin for LIBOR based loans indicated above;

•                  a fronting fee to issuers of letters of credit under the domestic revolving credit facility in respect of their average daily exposure at a rate of 0.125%;

•                   fees to the foreign credit instrument facility lenders with respect to their participations in outstanding foreign credit instruments at the applicable rate indicated above; and

•                  a fronting fee to issuers of foreign credit instruments under the foreign credit instrument credit facility  in respect of their average daily exposure at a rate  of 0.125%.

Amortization of Principal.  The term loan will be repayable in quarterly installments of $18.75 million for each quarter ending March 31, 2008 through September 30, 2011, and $112.5 million for the quarters ending December 31, 2011 through June 30, 2012, with the balance due in September 2012.

Prepayments.  Our new senior credit facilities require mandatory prepayments in amounts equal to the net proceeds from the sale or other disposition of, including from any casualty to, or governmental taking of, property (other than in the ordinary course of business and subject to other exceptions) by us or our subsidiaries.

Mandatory prepayments will be applied first to prepay the term loan and then to repay amounts (or cash collateralize letters of credit) outstanding under the global revolving credit facility or the domestic revolving credit facility (without reducing the commitments thereunder).  No prepayment is required to the extent the net proceeds are reinvested in permitted acquisitions, permitted investments or assets to be used in our business within 360 days of the receipt of such proceeds.

We may voluntarily prepay loans under our new senior credit facilities, in whole or in part, without premium or penalty.  Any voluntary prepayment of loans will be subject to reimbursement of the lender’s breakage costs in the case of a prepayment of Eurodollar rate borrowings other than on the last day of the relevant interest period.

Collateral and Guarantors.  Indebtedness under our new senior credit facilities will be guaranteed by:

•           each existing and subsequently acquired or organized domestic material subsidiary; and

•           us with respect to the obligations of our subsidiaries under the foreign credit instrument facility.

Indebtedness under our new senior credit facilities will be secured by a first priority pledge and security interest in 100% of the capital stock of our domestic subsidiaries and 65% of the capital stock of our material first tier foreign subsidiaries.  If our  corporate credit rating is “Ba2” or less (or not rated) by Moody’s and “BB” or less (or not rated) by S&P, then we and our domestic subsidiary guarantors are required to grant security interests, mortgages and other liens on substantially all our and their assets.

 Financial and Restrictive Covenants.  Our new senior credit facilities require that we maintain:

•     a Consolidated Interest Coverage Ratio (as defined in the credit agreement generally as the ratio of consolidated adjusted EBITDA for the four fiscal quarters ended on such date to consolidated interest expense for such period) as of the last day of any fiscal quarter of at least 3.50 to 1.00, and

•     a Consolidated Leverage Ratio as of the last day of any fiscal quarter of not more than 3.25 to 1.00.

Our new senior credit facilities also contain covenants that restrict our ability to incur additional indebtedness, grant liens, make investments, loans, guarantees or advances, make restricted junior payments, including dividends, redemptions of capital stock and voluntary prepayments or repurchase of certain other indebtedness, engage in mergers, acquisitions or sales of assets, enter into sale and leaseback transactions or engage in certain transactions with affiliates and otherwise restrict certain corporate activities.  We do not expect these covenants to restrict our liquidity, financial condition or access to capital resources in the foreseeable future.

Our new senior credit facilities permit us to repurchase our capital stock and pay cash dividends in an unlimited amount if, as was the case as of June 29, 2007, our Consolidated Leverage Ratio is less than 2.50 to 1.00.  If our Consolidated Leverage Ratio is greater than or equal to 2.50 to 1.00, the aggregate amount of such repurchases and dividend declarations cannot exceed (A) $100,000,000 in any fiscal year plus (B) an additional amount for all such repurchases and dividend declarations made after September 21, 2007 equal to the sum of (I) $300,000,000 and (II) a positive amount equal to 50% of cumulative Consolidated Net Income (adjusted as specified in the credit agreement)  during the period from July 1, 2007 to the end of the most recent fiscal quarter for which financial information is available preceding the date of such repurchase or dividend declaration (or, in case such adjusted Consolidated Net Income is a deficit, minus 100% of such deficit).

Our new senior credit facilities also contain customary representations, warranties and affirmative covenants.

Events of Default.  Our new senior credit facilities contain customary events of default, subject to grace periods and materiality thresholds specified therein, including:

•                  failure to make payments when due;

•                  incorrectness of representations and warranties ;

•                  noncompliance with covenants;

•                  defaults under other material indebtedness;

•                  bankruptcy or insolvency events;

•                  material judgments;

•                  certain events related to ERISA;

•                  impairment of security in collateral or invalidity of guarantees; and

•                  a “change of control.”

The agents and lenders under the new senior credit facilities, or their affiliates, provide us with a variety of services, including commercial banking and pension investment management and custodial services.

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On September 21, 2007, we terminated our Credit Agreement , dated as of November 18, 2005  (the “Existing Facilities”), among SPX Corporation,  the  foreign subsidiary borrowers party thereto, The Bank of Nova Scotia, as Canadian administrative agent, Deutsche Bank AG, as foreign trade facility agent, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.   The Existing Facilities were scheduled to expire in November 2010. We terminated the Existing Facilities as a condition to closing the new senior credit facilities.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information disclosed above under Items 1.01 and 1.02 is incorporated herein by reference.

Certain statements in this document, including any statements as to availability under credit facilities, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  Please refer to our public filings for a discussion of certain important factors that relate to forward-looking statements contained in this document. The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Credit Agreement, dated as of September 21, 2007, among SPX Corporation,  the Foreign Subsidiary Borrowers party thereto, The Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: September 25, 2007	By:	/s/ Patrick J. O’Leary
Patrick J. O’Leary
Executive Vice President, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1

Credit Agreement, dated as of September 21, 2007, among SPX Corporation,  the Foreign Subsidiary Borrowers party thereto, The Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and the lenders party thereto.